Exhibit 4.12
THIRD AMENDED AND RESTATED SHARING AGREEMENT
     This THIRD AMENDED AND RESTATED SHARING AGREEMENT, dated as of March 28, 2011 (this “Agreement”), is entered into by and among (i) BANK OF AMERICA, N.A., as administrative agent (in such capacity and together with its successors and assigns, the “Bank Agent”) for itself and each of the other banks (the “Banks”) named in the Credit Agreement (as defined below), (ii) PRUDENTIAL INVESTMENT MANAGEMENT, INC. (together with its successors and assigns, “Prudential”), the Purchasers (as defined in the Prudential Note Agreement referred to below), and the other Prudential Affiliates (as defined in the Prudential Note Agreement referred to below) (Prudential, such Purchasers and such Prudential Affiliates, together with their respective successors and assigns, so long as they shall hold any Prudential Noteholder Obligations, being referred to herein as the “Prudential Noteholders”), (iii) PRINCIPAL GLOBAL INVESTORS, LLC (together with its successors and assigns, “Principal”), the Purchasers (as defined in the Principal Note Agreement referred to below), and the other Principal Affiliates (as defined in the Principal Note Agreement referred to below) (Principal, such Purchasers and such Principal Affiliates, together with their respective successors and assigns, so long as they shall hold any Principal Noteholder Obligations, being referred to herein as the “Principal Noteholders”), (iv) NEW YORK LIFE INSURANCE COMPANY (together with its successors and assigns, “NY Life”), the Purchasers (as defined in the NY Life Note Agreement referred to below), and the other NY Life Affiliates (as defined in the NY Life Note Agreement referred to below) (NY Life, such Purchasers and such NY Life Affiliates, together with their respective successors and assigns, so long as they shall hold any NY Life Noteholder Obligations, being referred to herein as the “NY Life Noteholders”) and (v) AVIVA INVESTORS NORTH AMERICA INC. (together with its successors and assigns, “Aviva Investors”), the Purchasers (as defined in the Aviva Note Agreement referred to below), and the other Aviva Affiliates (as defined in the Aviva Note Agreement referred to below) (Aviva Investors, such Purchasers and such Aviva Affiliates, together with their respective successors and assigns, so long as they shall hold any Aviva Noteholder Obligations, being referred to herein as the “Aviva Noteholders” and together with the Bank Agent, the Banks, the Prudential Noteholders, the Principal Noteholders, the NY Life Noteholders and any New Lender being herein sometimes collectively called the “Lenders” and individually called a “Lender”).
W I T N E S S E T H:
     A. INSURANCE SERVICES OFFICE, INC., a Delaware corporation (together with its successors and assigns, the “Company”) has entered into an Uncommitted Master Shelf Agreement, dated as of June 13, 2003, as amended by Amendment No. 1 to Note Purchase and Master Shelf Agreement, dated as of January 1, 2005, Amendment No. 2 to Note Purchase and Master Shelf

Agreement, dated as of June 13, 2005, Amendment No. 3 to Note Purchase and Master Shelf Agreement, dated as of January 23, 2006, Waiver and Amendment No. 4 to Uncommitted Master Shelf Agreement, dated as of February 28, 2007, Amendment No. 5 to Uncommitted Master Shelf Agreement, dated as of August 30, 2010, and Waiver, Consent and Amendment No. 6 to Uncommitted Master Shelf Agreement, dated as of March 28, 2011, (as amended, modified, extended, restated and/or supplemented from time to time, the “Prudential Note Agreement”), with the Prudential Noteholders relating to the issuance by the Company and the purchase by the Prudential Noteholders of the Company’s (i) 4.59% Series E Senior Notes due June 13, 2011, (ii) 6.00% Series F Senior Notes due August 8, 2011, (iii) 6.13% Series G Senior Notes due August 8, 2013, (iv) 5.84% Series H Senior Notes due October 6, 2015, (v) 6.28% Series I Senior Notes due April 29, 2015 and (vi) 6.85% Series J Senior Notes due June 15, 2016 and the issuance by the Company and the purchase by the Prudential Noteholders from time to time of up to $350,000,000 of additional Shelf Notes (as defined in the Prudential Note Agreement) (such additional Shelf Notes, together with the Series E, F, G, H, I and J Notes described above, as amended, modified, extended, restated and/or supplemented from time to time, are referred to herein collectively as the “Prudential Notes”).
     B. The Company has entered into an Uncommitted Master Shelf Agreement, dated as of July 10, 2006, as amended by an Amendment and Waiver, dated as of December 29, 2006, and Waiver, Consent and Amendment No. 2 to Uncommitted Master Shelf Agreement, dated as of March 28, 2011, (as amended, modified, extended, restated and/or supplemented from time to time, the “Principal Note Agreement”), with the Principal Noteholders relating to the issuance by the Company and the purchase by the Principal Noteholders from time to time of up to $75,000,000 of Shelf Notes (as defined in the Principal Note Agreement; such Shelf Notes, as amended, modified, extended, restated and/or supplemented from time to time, collectively, the “Principal Notes”).
     C. The Company has entered into an Uncommitted Master Shelf Agreement, dated as of March 16, 2007, as amended by First Amendment to Uncommitted Master Shelf Agreement, dated as of March 16, 2010, and Waiver, Consent and Amendment No. 2 to Uncommitted Master Shelf Agreement, dated as of March 28, 2011, (as amended, modified, extended, restated and/or supplemented from time to time, the “NY Life Note Agreement”), with the NY Life Noteholders relating to the issuance by the Company and the purchase by the NY Life Noteholders from time to time of up to $115,000,000 of Shelf Notes (as defined in the NY Life Note Agreement) (such Shelf Notes, as amended, modified, extended, restated and/or supplemented from time to time, are referred to herein collectively as the “NY Life Notes”).
     D. The Company has entered into an Uncommitted Master Shelf Agreement, dated as of December 10, 2008, as amended by Waiver, Consent and

Amendment No. 1 to Uncommitted Master Shelf Agreement, dated as of March 28, 2011, (as amended, modified, extended, restated and/or supplemented from time to time, the “Aviva Note Agreement”), with the Aviva Noteholders relating to the issuance by the Company and the purchase by the Aviva Noteholders from time to time of up to $50,000,000 of Shelf Notes (as defined in the Aviva Note Agreement) (such Shelf Notes, as amended, modified, extended, restated and/or supplemented from time to time, are referred to herein collectively as the “Aviva Notes”).
     E. The Company, the Bank Agent and the Banks have entered into a Credit Agreement, dated as of July 2, 2009, as amended by Letter Agreement, dated as of August 21, 2009, Second Amendment and Modification Agreement, dated as of April 19, 2010, Third Amendment and Modification Agreement, dated as of September 10, 2010, and Fourth Amendment and Modification Agreement, dated as of March 28, 2011, (as amended, modified, extended, restated and/or supplemented from time to time, the “Bank Agreement”, and the Bank Agreement, together with the NY Life Notes, the NY Life Note Agreement, the Principal Notes, the Principal Note Agreement, the Prudential Notes, the Prudential Note Agreement, the Aviva Notes, the Aviva Note Agreement and any loan documents the parties to which are the Company and a Lender that has executed a Joinder Agreement are collectively referred to herein as the “Company Loan Documents”), pursuant to which the Banks have made available to the Company a committed revolving credit facility in the aggregate maximum principal amount of up to $600,000,000.
     F. Payment of the obligations of Verisk Analytics, Inc., a Delaware corporation (the “Parent”) or the Company to the Lenders arising under or in connection with the respective Company Loan Documents are separately guaranteed by ISO Staff Services, Inc., a Delaware corporation, ISO Claims Services, Inc., a Delaware corporation, ISO Services, Inc., a Delaware corporation, Air Worldwide Corporation, a Delaware corporation, Xactware Solutions, Inc. a Delaware corporation, Verisk Health, Inc., a Massachusetts corporation, Interthinx, Inc., a California corporation, and D2Hawkeye, Inc., a Delaware corporation, each of which are Subsidiaries of the Parent and the Company, and from time to time may be guaranteed by the Parent, the Company or one or more other Subsidiaries of the Parent or the Company (herein, the Parent and the Company (solely in their capacities as guarantors of obligations under the Company Loan Documents) and all such Subsidiary guarantors are sometimes collectively referred to as the “Guarantors” and individually referred to as a “Guarantor”) pursuant to one or more separate guaranty agreements in favor of the respective Lenders (as in effect from time to time, collectively, the “Guaranties”).
     G. Under applicable law and the terms of the Company Loan Documents and the Guaranties, the Lenders may be entitled to set-off, as appropriate, and apply any deposits (general or special (except trust and escrow accounts), time or demand, including without limitation indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other indebtedness at any time held or owing by a Lender to or for the credit or account of the Company or the Guarantors, against and on account of liabilities of the Company under the Company Loan Documents and the Guarantors under the Guaranties (collectively, the “Set-Off Rights”).
     H. The obligations of the Company under the Company Loan Documents in which the Company is the obligor are all intended to be pari passu. The obligations of the Parent under any Company Loan Documents in which the Parent is the obligor are all intended to be pari passu.
     I. The obligations of the Guarantors under the Guaranties are all intended to be pari passu.
     J. The Bank Agent and the Banks, the Prudential Noteholders, the Principal Noteholders, the NY Life Noteholders and the Aviva Noteholders are currently party to the Second Amended and Restated Sharing Agreement, dated as of July 2, 2009, (as in effect on the date hereof, the “Existing Sharing Agreement”), evidencing their agreement with respect to certain payments that may be received by them pursuant to the exercise of Set-Off Rights or under or in connection with any Guaranties in their favor.
     K. The Lenders have agreed to amend and restate the Existing Sharing Agreement in its entirety with the terms, provisions and conditions of this Agreement as set forth herein.
     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Existing Sharing Agreement is hereby amended and restated in its entirety, and the Lenders hereby agree, as follows:
1. INTERPRETATION OF THIS AGREEMENT.
1.1. Defined Terms.
     As used in this Agreement, capitalized terms have the respective meanings specified below or set forth in the section of this Agreement referred to immediately following such term (such definitions, unless otherwise expressly provided, to be equally applicable to both the singular and plural forms of the terms defined):
     Affiliate — means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Parent or the Company, except a Subsidiary. A Person shall be deemed to control a corporation if such

Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.
     Agreement — has the meaning set forth in the preamble of this Agreement.
     Aviva Investors — has the meaning set forth in the preamble of this Agreement.
     Aviva Note Agreement — has the meaning set forth in Recital D of this Agreement.
     Aviva Noteholder Obligations — means, collectively, all outstanding principal, interest, Yield-Maintenance Amount, breakage costs, fees and other amounts payable under the Aviva Note Agreement, the Aviva Notes, and (without duplication) the Guaranties in favor of the Aviva Noteholders.
     Aviva Noteholders — has the meaning set forth in the preamble of this Agreement.
     Aviva Notes — has the meaning set forth in Recital D of this Agreement.
     Bank Agent — has the meaning set forth in the preamble of this Agreement.
     Bank Agreement — has the meaning set forth in Recital E of this Agreement.
     Bank Obligations — means, collectively, all outstanding principal, interest, breakage costs, yield maintenance amounts, fees and other amounts payable under the Bank Agreement and (without duplication) Guaranties in favor of the Bank Agent and the Banks.
     Banks — has the meaning set forth in the preamble of this Agreement.
     Company — has the meaning set forth in Recital A of this Agreement.
     Company Loan Documents — has the meaning set forth in Recital E of this Agreement.
     Existing Sharing Agreement — has the meaning set forth in Recital J of this Agreement.
     Guarantor — has the meaning set forth in Recital F of this Agreement.

     Guaranties — has the meaning set forth in Recital F of this Agreement.
     Joinder Agreement — means a Joinder Agreement in the form attached hereto as Exhibit “A”.
     Lenders — has the meaning set forth in the preamble of this Agreement.
     Notice of Shared Payment — means a written notification given by or on behalf of any Lender stating that such Lender has received a Shared Payment.
     New Lender — means any lender or noteholder (or any party acting on behalf of any lender or noteholder) that hereafter executes a Joinder Agreement and becomes a party hereto in accordance with Section 3.4 of this Agreement.
     New Lender Agreement — means the loan documents executed by the Parent, the Company and one or more New Lenders in connection with a loan or series of related loans granted by such New Lenders.
     New Lender Obligations — means, collectively, all outstanding principal, interest, breakage costs, yield maintenance amounts, fees and other amounts payable under the New Lender Agreements and (without duplication) Guaranties in favor of New Lenders.
     NY Life — has the meaning set forth in the preamble of this Agreement.
     NY Life Note Agreement — has the meaning set forth in Recital C of this Agreement.
     NY Life Noteholder Obligations — means, collectively, all outstanding principal, interest, Yield-Maintenance Amount, breakage costs, fees and other amounts payable under the NY Life Note Agreement, the NY Life Notes, and (without duplication) the Guaranties in favor of the NY Life Noteholders.
     NY Life Noteholders — has the meaning set forth in the preamble of this Agreement.
     NY Life Notes — has the meaning set forth in Recital C of this Agreement.
     Obligations — means, collectively, the Bank Obligations, the Prudential Noteholder Obligations, the Principal Noteholder Obligations, the NY Life Noteholder Obligations, the Aviva Noteholder Obligations and the New Lender Obligations.
     Obligors — means, collectively, the Parent or Company, as the context requires, and the Guarantors.

     Parent — has the meaning set forth in Recital F of this Agreement.
     Person — means an individual, partnership, corporation (including a business trust), limited liability company or partnership, joint stock company, trust, unincorporated association, joint venture, governmental agency or other authority.
     Principal — has the meaning set forth in the preamble of this Agreement.
     Principal Note Agreement — has the meaning set forth in Recital B of this Agreement.
     Principal Noteholder Obligations — means, collectively, all outstanding principal, interest, Yield-Maintenance Amount, breakage costs, fees and other amounts payable under the Principal Note Agreement, the Principal Notes, and (without duplication) the Guaranties in favor of the Principal Noteholders.
     Principal Noteholders — has the meaning set forth in the preamble of this Agreement.
     Principal Notes — has the meaning set forth in Recital B of this Agreement.
     Prudential — has the meaning set forth in the preamble of this Agreement.
     Prudential Note Agreement — has the meaning set forth in Recital A of this Agreement.
     Prudential Noteholder Obligations — means, collectively, all outstanding principal, interest, Yield-Maintenance Amount, breakage costs, fees and other amounts payable under the Prudential Note Agreement, the Prudential Notes, and (without duplication) the Guaranties in favor of the Prudential Noteholders.
     Prudential Noteholders — has the meaning set forth in the preamble of this Agreement.
     Prudential Notes — has the meaning set forth in Recital A of this Agreement.
     Receiving Lender — has the meaning set forth in Section 2.2(a) of this Agreement.
     Requisite Lenders — means, at any time,

     (i) Banks holding at least sixty-six and 2/3 percent (66-2/3%) of the aggregate principal amount of Bank Obligations owing to the Banks at such time outstanding, exclusive of Bank Obligations owing to the Banks which Bank Obligations are then held by any one or more of the Parent, the Company, any Subsidiary (including, without limitation, any Guarantor) or any Affiliate of the Parent or the Company,
     (ii) the holders of at least sixty-six and 2/3 percent (66-2/3%) of the aggregate principal amount of the Prudential Noteholder Obligations owing to the Prudential Noteholders at such time outstanding, exclusive of Prudential Noteholder Obligations owing to the Prudential Noteholders which Prudential Noteholder Obligations are then held by anyone or more of the Parent, the Company, any Subsidiary (including, without limitation, any Guarantor) or any Affiliate of the Parent or the Company,
     (iii) the holders of at least sixty-six and 2/3 percent (66-2/3%) of the aggregate principal amount of the Principal Noteholder Obligations owing to the Principal Noteholders at such time outstanding, exclusive of Principal Noteholder Obligations owing to the Principal Noteholders which Principal Noteholder Obligations are then held by anyone or more of the Parent, the Company, any Subsidiary (including, without limitation, any Guarantor) or any Affiliate of the Parent or the Company,
     (iv) the holders of at least sixty-six and 2/3 percent (66-2/3%) of the aggregate principal amount of the NY Life Noteholder Obligations owing to the NY Life Noteholders at such time outstanding, exclusive of NY Life Noteholder Obligations owing to the NY Life Noteholders which NY Life Noteholder Obligations are then held by anyone or more of the Parent, the Company, any Subsidiary (including, without limitation, any Guarantor) or any Affiliate of the Parent or the Company,
     (v) the holders of at least sixty-six and 2/3 percent (66-2/3%) of the aggregate principal amount of the Aviva Noteholder Obligations owing to the Aviva Noteholders at such time outstanding, exclusive of Aviva Noteholder Obligations owing to the Aviva Noteholders which Aviva Noteholder Obligations are then held by any one or more of the Parent, the Company, any Subsidiary (including, without limitation, any Guarantor) or any Affiliate of the Parent or the Company, and
     (vi) the holders of at least sixty-six and 2/3 percent (66-23/3%) of the aggregate principal amount of each series of New Lender Obligations issued pursuant to a single New Lender Agreement, or a series of related New Lender Agreements, and owing thereunder to the New Lenders (and their successors and assigns) that are parties to such agreement or agreements, exclusive of such New Lender Obligations that are then held by any one or more of the Parent, the

Company, any Subsidiary (including without limitation, any Guarantor) or any Affiliate of the Parent or the Company.
     Set-Off Rights — has the meaning set forth in Recital G of this Agreement.
     Shared Payment — has the meaning set forth in Section 2.2(a) of this Agreement.
     Subsidiary — means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a fifty percent (50%) interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more if its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Parent or the Company.
     Trigger Event — means (i) any Event of Default (as such term is defined in any one of the Company Loan Documents or the Guaranties) and/or (ii) the making of any demand by any Lender on any Guarantor in respect of the Obligations evidenced by its respective Guaranty.
     Yield-Maintenance Amount — with respect to
          (a) the Prudential Noteholder Obligations, has the meaning set forth in the Prudential Note Agreement;
          (b) the Principal Noteholder Obligations, has the meaning set forth in the Principal Note Agreement;
          (c) the NY Life Noteholder Obligations, has the meaning set forth in the NY Life Note Agreement; and
          (d) the Aviva Noteholder Obligations, has the meaning set forth in the Aviva Note Agreement.
1.2. Certain Other Terms.
     The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Section references are to this Agreement unless otherwise specified.

2. PAYMENTS, ETC.
2.1. Notice of Trigger Event; Receipt of Shared Payment.
     (a) Each Lender agrees to use its best efforts to provide each other Lender timely written notice of any Trigger Event arising under the Company Loan Documents to which such Lender is a party (or which run in favor of such Lender) (which obligation shall be deemed satisfied if such other Lenders have received notice of such Trigger Event from any Person). The failure to provide such written notice shall not affect the rights of any Lender hereunder.
     (b) Each Lender shall give a Notice of Shared Payment to each other Lender immediately upon such Lender’s receipt of a Shared Payment unless a Trigger Event has not then occurred, or such Lender is not aware that a Trigger Event has occurred, in either of which events, such Lender shall give such notice at such time as such Lender shall first become aware that a Trigger Event has occurred.
2.2. Trigger Event; Sharing of Payments.
     (a) Each Lender (hereinafter referred to as a “Receiving Lender”) agrees that (i) any payment of any kind (other than any payment resulting from the exercise of Set-Off Rights) which is received by it on account of any of the Obligations from or on behalf of any Guarantor in respect of Guaranties by such Guarantor (x) within 45 days prior to a Trigger Event or (y) on or following the occurrence of a Trigger Event, and (ii) any payment resulting from the exercise of Set-Off Rights against the Company or any Guarantor which is (x) received within 45 days prior to a Trigger Event or (y) on or following the occurrence of a Trigger Event (each such payment, a “Shared Payment”), are to be distributed among the Lenders, together with any interest accrued thereon while held by such Lender (as provided below), as follows: (1) first, to the payment of all reasonable out-of-pocket costs and expenses incurred by such Receiving Lender in obtaining such Shared Payment; (2) second, to the Lenders ratably in accordance with the respective amounts of Obligations then held by each Lender and (3) third, if any amount remains, to whomever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. Prior to distribution of any Shared Payment, each Receiving Lender shall hold all Shared Payments received by it in an interest bearing account for the benefit of all Lenders.
     (b) Each Receiving Lender agrees that, to the extent it does not retain all or any portion of a Shared Payment, such Receiving Lender shall be deemed to have applied the amount not retained to the purchase of participations in such of the Obligations owing to the other Lenders as is necessary to give effect to the provisions of Section 2.2(a); provided that (i) if any such participations are purchased by such Receiving Lender and all or any part of the Shared Payment giving rise thereto is recovered or deemed a preferential or other voidable payment, whether by a trustee in bankruptcy or otherwise, such participations shall be rescinded to the extent of such recovery, without interest, in accordance with Section 2.3 and (ii) the provisions of this Section 2.2(b) shall not be construed to apply to any payment obtained by a Receiving Lender as consideration for the assignment of or sale of a participation in any of the Obligations held by it to any assignee or participant, other than the Parent, the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 2.2(b) shall apply). Notwithstanding that a Receiving Lender shall purchase participations in the Obligations of the other Lenders pursuant to the terms of this Section 2.2(b), (i) no Receiving Lender shall be entitled to vote on any matter arising under any Company Loan Documents other than the Company Loan Documents to which such Receiving Lender is a party on the date hereof and from which such Receiving Lender’s rights to the Obligations arise, and (ii) no Receiving Lender shall be liable in respect of, or required to perform, any of the obligations under any Company Loan Document other than the Company Loan Documents to which such Receiving Lender is a party on the date hereof and from which such Receiving Lender’s rights to the Obligations arise; provided that, with respect to the participations so purchased by a Receiving Lender, the Receiving Lender shall be entitled to share in any payment made in respect of the applicable underlying Company Loan Documents in which such participation was purchased pari passu with the other parties party thereto.
     (c) For the avoidance of doubt, the parties hereto agree that any payments made by the Parent, the Company or any Subsidiary of the Parent or the Company in respect of the Obligations as primary obligor on such Obligations and not as Guarantor of such Obligations (other than payments made as a result of the exercise of Set-Off Rights against the Company) shall not be subject to sharing pursuant to this Agreement.
     (d) The distribution provisions of this Section 2.2 are for the purpose of determining the relative amounts of proceeds and other payments to be distributed to the Lenders and not for the purpose of creating an agreement by any Lender as to the manner in which any proceeds or other payments distributed to such Lender hereunder are actually to be applied to pay any Obligations owing to such Lender. Each Lender shall be free, each in its own discretion (but subject to any agreements with the Parent and the Company as to application of proceeds contained in any applicable Company Loan Document), to apply any proceeds or other payments distributed to it hereunder to the Obligations held by it in such order as it may determine. Each Obligor agrees that in any event any payment is made with respect to any Obligations, as between such Obligor and each Lender, the Obligations discharged by such payment shall be the amount or amounts of the Obligations to which such Lender applies the portion of such payment distributed to it under this Section 2.2 as provided in the preceding sentence.

     (e) Each Obligor acknowledges that it shall have no rights under this Agreement. If any Lender shall actually or purportedly violate the terms of this Agreement, each Obligor agrees that such actual or purported violation shall not constitute grounds for a defense to the enforcement by such Lender or any other Lender of any rights under any Company Loan Document or otherwise in respect of any Obligations (including without limitation any assertion by such Obligor of any counterclaim or basis for setoff or recoupment against such Lender).
2.3. Invalidated Payments.
     If any amount paid by any Lender for distribution in accordance with the provisions of this Agreement is subsequently required to be returned or repaid to any of the Obligors or their representatives or successors in interest, whether by court order, settlement or otherwise, such Lender shall promptly notify each other Lender of such requirement, and each Lender shall, promptly upon its receipt of such notice from such Lender, pay to such Lender the pro rata portion received by it of such amount, without any interest thereon, for payment to the appropriate Obligors or their representatives or successors in interest. If any such amounts are subsequently recovered by any Lender from any of the Obligors or their representatives or successors in interest, such Lender shall redistribute such amounts to the Lenders, with any applicable interest thereon, pursuant to Section 2.2. The obligations of the Lenders under this Section 2.3 shall survive the repayment of the Obligations and the termination of the Company Loan Documents and the Guaranties.
3. MISCELLANEOUS.
3.1. Governing Law.
     THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK.
3.2. Lender Credit Decision.
     Each Lender acknowledges that it has, independently and without reliance upon any other Lender and based on the financial statements prepared by the Parent or the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

3.3. Counterparts.
     This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one agreement, and shall constitute a binding agreement when executed by each of the parties hereto. Delivery of an executed counterpart hereof by facsimile transmission shall be effective as delivery of an original.
3.4. Successors and Assigns; Joinder of New Lenders.
     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns including any assignees of the Obligations. Each Lender agrees that it will not assign any of the Obligations absent the execution by such successor or assignee of a Joinder Agreement, provided that the failure of any Lender to obtain such Joinder Agreement shall not affect the effectiveness of the immediately preceding sentence. New lenders to the Parent or the Company may join this Agreement by entering into a Joinder Agreement and delivering a copy of such Joinder Agreement to each Lender so long as the obligations of the Parent or the Company to such new lenders are guaranteed by the Guarantors.
     3.5. Amendments to Sharing Agreement and Company Loan Documents; Release of Guarantors.
     This Agreement may be amended only in a writing executed by the Requisite Lenders. Neither this Section 3.5, nor any other provision of this Agreement, shall in any way limit the ability of any Lender to waive, amend or otherwise modify any document relating to the Obligations to which it is a party (including, without limitation, increasing the respective amounts thereof), except that, without the consent of all Lenders, no Lender shall release any Guarantor from its liabilities (or limit any Guaranty) in respect of such obligations unless the portion of such obligations owing to such Lender shall have been finally and indefeasibly paid in full.
3.6. Termination.
     Subject to Section 2.3 of this Agreement and any other provision expressly intended to survive the termination hereof, this Agreement shall terminate as to any Lender upon indefeasible payment in full of all Obligations owing to it.
3.7. Cooperation.
     Each party hereto agrees to cooperate fully with the other parties hereto, in the exercise of its reasonable judgment, to the end that the terms and provisions of this Agreement may be promptly and fully carried out. Each party hereto also agrees, from time to time, to execute and deliver any and all other agreements, documents or instruments and to take such other actions, all as may be reasonably necessary or desirable to effectuate the terms, provisions and intent of this Agreement.
3.8. No Waiver.
     No failure or delay on the part of any Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.
3.9. Notices.
     All written communications provided for hereunder shall be sent (a) by telecopier if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service, with charges prepaid, or (b) by first class mail or nationwide overnight delivery service, with charges prepaid (provided that any Notice of Shared Payment or copy thereof to be sent by a Lender shall be sent by nationwide overnight delivery service) and
          (i) if to the Bank Agent, addressed to it at:
Bank of America, N.A.
Agency Management
231 S LaSalle Street
Mail Code: IL1-231-1 0-41
Chicago, IL 60604
Attention: Mr. George S. Carey
                Agency Management Officer
Tel: (312) 828-8938
Fax: (877) 206-8410
Email: george.s.carey@bankofamerica.com
or at such other address as the Bank Agent shall have specified in writing,
          (ii) if to any Prudential Noteholder, addressed to such Prudential Noteholder at:
[Name of Prudential Noteholder]
c/o Prudential Investment Management, Inc.
1114 Avenue of the Americas, 30th Floor
New York, New York 10036
Attention: Yvonne Guajardo

Telecopier: (212) 626-2077
or at such other address as such Prudential Noteholder shall have specified in writing,
          (iii) if to any Principal Noteholder, addressed to such Principal Noteholder at:
[Name of Principal Noteholder]
c/o Principal Global Investors, LLC
711 High Street, G-26
Des Moines, IA 50392
Attention: Fixed Income Private Placements
Telecopier: 515-248-0483
or at such other address as such Principal Noteholder shall have specified in writing,
          (iv) if to any NY Life Noteholder, addressed to such NY Life Noteholder at:
[Name of NY Life Noteholder]
c/o New York Life Investment Management LLC
51 Madison Avenue
New York, New York 10010
Attention: Fixed Income Investors Group, 2nd Floor
Telecopier: (212) 447-4122
or at such other address as such NY Life Noteholder shall have specified in writing,
          (v) if to any Aviva Noteholder, addressed to such Aviva Noteholder at:
[Name of Aviva Noteholder]
c/o Aviva Investors North America Inc.
215 10th Street
Des Moines, Iowa 50309
Attention: VP — Private Placements
Telecopier: (515) 657-8499
Preferred: privateplacements@avivainvestors.com
or at such other address as such Aviva Noteholder shall have specified in writing, and

          (vi) if to any other Lender, addressed to such other Lender at the address specified in the Joinder Agreement to which it is a party, or at such other address as such other Lender shall have specified in writing.
3.10. Third Party Beneficiaries.
     No Person, including, without limitation, the Guarantors, the Parent and the Company, other than the Lenders and their respective successors and assigns, shall have any rights under this Agreement.
3.11. Severability.
     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
3.12. Headings.
     The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
3.13. Submission to Jurisdiction; Waiver of Jury Trial.
     EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. NONE OF THE PARTIES HERETO SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF OR OTHERWISE RELATED TO THIS AGREEMENT AND EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO ANY SUCH JURY TRIAL AND ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY SUCH PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 3.13.

3.14. Entire Agreement.
     This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.
[Remainder of page intentionally blank. Next page is signature page.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ William T. Franey
	Name:	William T. Franey
	Title:	Senior Vice President

[Signature Page to Third Amended and Restated Sharing Agreement — Insurance Services Office, Inc.]

PRUDENTIAL INVESTMENT MANAGEMENT, INC.
By:	/s/ Yvonne Guajardo
	Name:	Yvonne Guajardo
	Title:	Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By:	/s/ Yvonne Guajardo
	Name:	Yvonne Guajardo
	Title:	Vice President

PRUCO LIFE INSURANCE COMPANY
By:	/s/ Yvonne Guajardo
	Name:	Yvonne Guajardo
	Title:	Assistant Vice President

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
By:	/s/ Yvonne Guajardo
	Name:	Yvonne Guajardo
	Title:	Assistant Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
By:	Prudential Investment Management, Inc., as Investment Manager

By:	/s/ Yvonne Guajardo
	Name:	Yvonne Guajardo
	Title:	Vice President

[Signature Page to Third Amended and Restated Sharing Agreement — Insurance Services Office, Inc.]

GIBRALTAR LIFE INSURANCE CO., LTD.
By:	Prudential Investment Management (Japan), Inc., as Investment Manager
By:	Prudential Investment Management, Inc., as Sub-Adviser

By:	/s/ Yvonne Guajardo
	Name:	Yvonne Guajardo
	Title:	Vice President

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION (formerly American Skandia Life Assurance Corporation)
By:	Prudential Investment Management, Inc., as Investment Manager

By:	/s/ Yvonne Guajardo
	Name:	Yvonne Guajardo
	Title:	Vice President

AMERICAN BANKERS INSURANCE COMPANY OF FLORIDA, INC.
By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)
By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/ Yvonne Guajardo
	Name:	Yvonne Guajardo
	Title:	Vice President

[Signature Page to Third Amended and Restated Sharing Agreement — Insurance Services Office, Inc.]

UNITED OF OMAHA LIFE INSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)
By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/ Yvonne Guajardo
	Name:	Yvonne Guajardo
	Title:	Vice President

RGA REINSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)
By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/ Yvonne Guajardo
	Name:	Yvonne Guajardo
	Title:	Vice President

PRINCIPAL LIFE INSURANCE COMPANY
By:	Principal Global Investors, LLC a Delaware limited liability company, its authorized signatory

By:	/s/ James C. Fifeld
	Name:	James C. Fifeld
	Title:	Assistant General Counsel

By:	/s/ Christopher J. Henderson
	Name:	Christopher J. Henderson
	Title:	Vice President & Senior Investment Counsel

[Signature Page to Third Amended and Restated Sharing Agreement — Insurance Services Office, Inc.]

NEW YORK LIFE INSURANCE COMPANY
By:	/s/ Kathleen Haberkern
	Name:	Kathleen Haberkern
	Title:	Corporate Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
By:	New York Life Investment Management LLC, Its Investment Manager

By:	/s/ Kathleen Haberkern
	Name:	Kathleen Haberkern
	Title:	Director

[Signature Page to Third Amended and Restated Sharing Agreement — Insurance Services Office, Inc.]

AMERICAN INVESTORS LIFE INSURANCE COMPANY AVIVA LIFE AND ANNUITY COMPANY AVIVA LIFE AND ANNUITY COMPANY OF NEW YORK
By:	Aviva Investors North America Inc. its authorized attorney-in-fact

By:	/s/ Roger D. Fors
	Name:	Roger D. Fors
	Title:	VP-Private Placements

[Signature Page to Third Amended and Restated Sharing Agreement — Insurance Services Office, Inc.]

CONSENT AND AGREEMENT
     Each of the Parent, the Company and the Guarantors identified below consents to the provisions of the foregoing Sharing Agreement including the provisions in Sections 2.2(d) and 2.2(e). Each of the Parent, the Company and the Guarantors acknowledges that no consent or other action by any of them is necessary for any action to be taken under, or for any amendment of or joinder of a Lender to, the foregoing Sharing Agreement.

ATTEST:		VERISK ANALYTICS, INC.

By:	/s/ Kenneth E. Thompson	By:	/s/ Mark V. Anquillare
	Name: Kenneth E. Thompson		Name: Mark V. Anquillare
	Title: Secretary		Title: Executive Vice President and Chief Financial Officer

ATTEST:		INSURANCE SERVICES OFFICE, INC.

By:	/s/ Kenneth E. Thompson	By:	/s/ Mark V. Anquillare
	Name: Kenneth E. Thompson		Name: Mark V. Anquillare
	Title: Secretary		Title: Executive Vice President and Chief Financial Officer

ATTEST:		ISO CLAIMS SERVICES, INC.

By:	/s/ Kenneth E. Thompson	By:	/s/ Mark V. Anquillare
	Name: Kenneth E. Thompson		Name: Mark V. Anquillare
	Title: Secretary		Title: Vice President

ATTEST:		ISO STAFF SERVICES, INC.

By:	/s/ Kenneth E. Thompson	By:	/s/ Mark V. Anquillare
	Name: Kenneth E. Thompson		Name: Mark V. Anquillare
	Title: Secretary		Title: President

ATTEST:		AIR WORLDWIDE CORPORATION

By:	/s/ Kenneth E. Thompson	By:	/s/ Mark V. Anquillare
	Name: Kenneth E. Thompson		Name: Mark V. Anquillare
	Title: Secretary		Title: Vice President
[Signature Page to Third Amended and Restated Sharing Agreement — Insurance Services Office, Inc.]

ATTEST:		ISO SERVICES, INC.

By:	/s/ Kenneth E. Thompson	By:	/s/ Mark V. Anquillare
	Name: Kenneth E. Thompson		Name: Mark V. Anquillare
	Title: Secretary		Title: Vice President

ATTEST:		XACTWARE SOLUTIONS, INC.

By:	/s/ Kenneth E. Thompson	By:	/s/ Mark V. Anquillare
	Name: Kenneth E. Thompson		Name: Mark V. Anquillare
	Title: Secretary		Title: Vice President

ATTEST:		VERISK HEALTH, INC.

By:	/s/ Kenneth E. Thompson	By:	/s/ Mark V. Anquillare
	Name: Kenneth E. Thompson		Name: Mark V. Anquillare
	Title: Secretary		Title: Vice President

ATTEST:		INTERTHINX, INC.

By:	/s/ Kenneth E. Thompson	By:	/s/ Mark V. Anquillare
	Name: Kenneth E. Thompson		Name: Mark V. Anquillare
	Title: Secretary		Title: Vice President

ATTEST:		D2HAWKEYE, INC.

By:	/s/ Kenneth E. Thompson	By:	/s/ Mark V. Anquillare
	Name: Kenneth E. Thompson		Name: Mark V. Anquillare
	Title: Secretary		Title: Vice President and Treasurer
[Signature Page to Third Amended and Restated Sharing Agreement — Insurance Services Office, Inc.]

EXHIBIT “A”
     ATTACHED TO AND MADE A PART OF THAT CERTAIN THIRD AMENDED AND RESTATED SHARING AGREEMENT DATED AS OF MARCH 28, 2011
JOINDER AGREEMENT
_____________________, 20__
To each of the Lenders party to the
Sharing Agreement (as such terms are defined below)
Ladies and Gentlemen:
     Reference is made to the Third Amended and Restated Sharing Agreement, dated as of March 28, 2011 (hereinafter, as it may be from time to time amended, modified, extended, renewed, and/or supplemented, referred to as the “Sharing Agreement”), by, among others, the Lenders listed on the signature pages thereto and those lenders which have become parties thereto by the execution of Joinder Agreements (hereinafter, together with their respective successors and assigns, collectively referred to as the “Lenders”), pursuant to which each Lender agrees to share certain payments in respect of Obligations owing to it in accordance with the terms of the Sharing Agreement. Capitalized terms used herein and not otherwise defined have the meaning ascribed to such terms in the Sharing Agreement.
     [NEW LENDER], a_______________________ ________________ (hereinafter referred to as the “New Lender”), agrees with you as follows:
     1. Sharing Agreement. The New Lender hereby unconditionally and expressly agrees to become, and by execution and delivery of this Agreement does become, and does assume each and everyone of the obligations of, a Lender under and as defined in the Sharing Agreement. Without limitation of the foregoing or of anything in the Sharing Agreement, by such execution and delivery hereof the New Lender does become fully liable, as a Lender, for the sharing of payments of the Obligations as provided in Section 2 of the Sharing Agreement. The following address of the New Lender is to be used for purposes of communications pursuant to Section 3.9 of the Sharing Agreement: [insert name and address of New Lender].
     2. Further Assurances. The New Lender agrees to cooperate with the other Lenders and execute such further instruments and documents as the Requisite Lenders shall reasonably request to effect, to the reasonable satisfaction of the Requisite Lenders, the purposes of this Agreement.
Exhibit A-1

     3. Binding Effect. This Joinder Agreement shall be binding upon the New Lender and shall inure to the benefit of the Lenders and their respective successors and assigns.
     4. Termination. This Joinder Agreement shall terminate and cease to be in further effect upon the termination of the Sharing Agreement by the Lenders (other than the New Lender) signatory thereto as of the date first above written.
     5. Governing Law. THIS JOINDER AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK.
Exhibit A-2

     IN WITNESS WHEREOF, the New Lender has caused this Joinder Agreement to be executed on its behalf by one of its duly authorized officers.

[NEW LENDER]
By:
Name:
Title:

Exhibit A-3